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Proxy Statement Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PACIRA PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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PACIRA PHARMACEUTICALS, INC.
5 Sylvan Way, Suite 100
Parsippany, New Jersey 07054

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To be held June 5, 2012

        You are cordially invited to attend the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of Pacira Pharmaceuticals, Inc., which is scheduled to be held on Tuesday, June 5, 2012, at 2:00 p.m. Eastern Daylight Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, New York, NY 10022.

        Only stockholders who owned common stock at the close of business on April 16, 2012 can vote at the Annual Meeting or any adjournment that may take place. At the Annual Meeting, the stockholders will:

  1.
  Elect two Class I directors of our board of directors to serve until the 2015 annual meeting of stockholders;

  2.
  Approve our Amended and Restated 2011 Stock Incentive Plan;

  3.
  Ratify the appointment of J.H. Cohn LLP as the Company's independent registered public accounting firm for the current fiscal year; and

  4.
  Transact any other business properly brought before the Annual Meeting.

        You can find more information, including the nominees for directors, in the attached Proxy Statement.

        The board of directors recommends that you vote in favor of each of proposals one, two and three as outlined in the attached Proxy Statement.

        We cordially invite all stockholders to attend the Annual Meeting in person. Stockholders of record at the close of business on April 16, 2012, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. You may obtain directions to the location of the Annual Meeting by calling our offices at 973-254-3560. Whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure that your representation and the presence of a quorum at the Annual Meeting. Your vote is important regardless of the number of shares you own. Alternatively, you may vote your shares on the Internet by visiting http://www.investorvote.com/PCRX or by telephone by calling 1-800-652-8683 and following the recorded instructions. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By order of the Board of Directors,
/s/ JAMES SCIBETTA
James Scibetta
Chief Financial Officer and Secretary

Parsippany, NJ
April 24, 2012

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR VOTED.

Proxy Statement Table of Contents

Page
Important Information About the Annual Meeting and Voting	2
Proposal No. 1—Election of Class I Directors	5
Proposal No. 2—Approval of the Amended and Restated 2011 Stock Incentive Plan	10
Proposal No. 3—Ratification of the Appointment of J.H. Cohn LLP as Pacira's Independent Registered Public Accounting Firm For the Fiscal Year Ending December 31, 2012	19
Corporate Governance	20
Director Nomination Processes	20
Director Independence	21
Board Committees	21
Board and Committee Meetings Attendance	23
Director Attendance at Annual Meeting of Stockholders	23
Code of Business Conduct and Ethics	23
Board Leadership Structure and Board's Role in Risk Oversight	23
Communication with the Directors of Pacira	24
Director Compensation	25
Non-Employee Director Compensation	25
Director Compensation Table	26
Executive Compensation	27
Executive Compensation Processes	27
Summary Compensation Table	28
Outstanding Equity Awards at Year End Table	29
Employment Agreements, Severance and Change of Control Agreements	30
Services Agreement with MPM and Gary Patou	31
Equity Compensation Plan Information	32
Related Person Transactions	32
Principal Stockholders	38
Section 16(a) Beneficial Ownership Reporting Compliance	42
Report of the Audit Committee	42
Householding	43
Stockholder Proposals	43
Other Matters	43

PACIRA PHARMACEUTICALS, INC.
5 Sylvan Way, Suite 100
Parsippany, New Jersey 07054
(973) 254-3560

PROXY STATEMENT
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 5, 2012

        This proxy statement and the enclosed proxy card contain information about the 2012 Annual Meeting of Stockholders of Pacira Pharmaceuticals, Inc. (the "Annual Meeting") to be held on Tuesday, June 5, 2012, at 2:00 p.m. Eastern Daylight Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, New York, NY 10022. The Board of Directors of Pacira Pharmaceuticals, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of "Pacira," "our," "we" or "us" refers to Pacira Pharmaceuticals, Inc. and its subsidiaries.

        All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect.

        Our Annual Report to Stockholders for the fiscal year ended December 31, 2011 is first being mailed to stockholders with these proxy materials on or about April 30, 2012.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 5, 2012:

This proxy statement and our 2011 Annual Report to Stockholders are available for viewing, printing and downloading at http://www.edocumentview.com/PCRX.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Pacira Pharmaceuticals, Inc., 5 Sylvan Way, Suite 100, Parsippany, NJ 07054. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are also available on the SEC's website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

        At the Annual Meeting, our stockholders will consider and vote on the following matters:

  1.
  To elect two Class I directors of our Board of Directors to serve until the 2015 annual meeting of stockholders;

  2.
  To approve our Amended and Restated 2011 Stock Incentive Plan;

  3.
  To ratify the appointment of J.H. Cohn LLP as the Company's independent registered public accounting firm for the current fiscal year; and

  4.
  To transact any other business properly brought before the Annual Meeting.

        As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first three items noted above.

Availability of Proxy Materials

        The proxy materials, including this proxy statement, a proxy card or voting instruction card, and Pacira's 2011 Annual Report, are being mailed to stockholders on or about April 30, 2012. These materials are also available for viewing, printing and downloading on the Internet at http://www.edocumentview.com/PCRX.

Who Can Vote at the Annual Meeting

        Only stockholders of record at the close of business on the record date of April 16, 2012, are entitled to receive notice of the Annual Meeting and to vote the shares of Pacira common stock that they held on that date. As of April 16, 2012, there were 25,414,231 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a "stockholder of record" and a beneficial owner of shares held in "street name"

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a "stockholder of record" of those shares. In this case, your set of proxy materials has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the enclosed proxy card.

        Beneficial Owners of Shares Held in Street Name.    If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in "street name." In this case, your set of proxy materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the enclosed voting instruction card.

How to Vote

        You can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you chose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of Pacira common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

  •
  By Telephone.  You may transmit your proxy voting instructions by calling the telephone number specified on the enclosed proxy card (or voting instruction card). You will need to have the proxy card (or voting instruction card) in hand when you call. If you choose to vote by telephone, you do not have to return the proxy card (or voting instruction card).

  •
  Via the Internet.  You may transmit your proxy voting instructions via the Internet by accessing the website specified on the enclosed proxy card (or voting instruction card). You will need to have the proxy card (or voting instruction card) in hand when you access the website. If you choose to vote via the Internet, you do not have to return the proxy card (or voting instruction card).

  •
  By Mail.  You may vote by proxy by completing, signing and dating the enclosed proxy card (or voting instruction card) and returning it in the enclosed prepaid envelope.

  •
  In Person at the Annual Meeting.  You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive. If you are the beneficial owner of shares held in "street name" and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares and present it with your ballot to the inspector of election at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you.

        Telephone and Internet voting for stockholders of record will be available up until 11:59 PM Eastern Daylight Time on June 4, 2012, and mailed proxy cards must be received by June 4, 2012 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

        The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in "street name" will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.

Ballot Measures Considered "Routine" and "Non-Routine"

        The ratification of the appointment of J.H. Cohn LLP as Pacira's independent registered public accounting firm for 2012 (Proposal No. 3) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

        The election of directors (Proposal No. 1) and the approval of the Amended and Restated 2011 Stock Incentive Plan (Proposal No. 2) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1 and 2.

Votes Required to Elect Directors and Approve Proposals

        To be elected, directors must receive a plurality of the votes cast (the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that nominee).

        The affirmative vote of the majority of the shares of common stock present or represented by proxy and voted "for" or "against" a proposal is required to: approve the Amended and Restated 2011 Stock Incentive Plan (Proposal No 2) and ratify the appointment of J.H. Cohn LLP as Pacira's independent registered public accounting firm (Proposal No. 3).

        Abstentions and broker non-votes will not be counted as votes cast on any of the proposals.

 Quorum

        A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated bylaws provide that a quorum will exist if stockholders holding a majority of the outstanding shares of common stock are present at the meeting in person or by proxy. Abstentions and broker non-votes count as present for establishing a quorum, provided that the broker has voted on at least the ratification of the appointment of our auditors, but will not be counted as votes cast. A broker non-vote occurs on a matter when a broker is not permitted to vote on that matter without instruction from the beneficial owner of the shares and no instruction is given. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Board of Directors Recommendation

        Our board of directors recommends that you vote:

  FOR the election of each of the two nominees to serve on our board of directors, each for a three-year term;

  FOR the approval of the Amended and Restated 2011 Stock Incentive Plan; and

  FOR the ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Revoking a Proxy; Changing Your Vote

        If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting by:

  •
  submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the "How to Vote" section above;

  •
  by voting in person at the meeting; or

  •
  by filing a written revocation with our corporate Secretary.

        If your shares are held in "street name," you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the "How to Vote" section above.

        Your attendance at the Annual Meeting will not automatically revoke your proxy.

Voting Results

        We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

 PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS

        Our board of directors currently consists of eight members, six of whom were elected as directors prior to our initial public offering and two of whom were recommended by non-management members of our board of directors to our nominating and corporate governance committee, which in turn nominated them to our board of directors. These two directors were elected by the board of directors in June of 2011 to fill two vacancies. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

        In accordance with the terms of our restated certificate of incorporation and amended and restated bylaws, our board of directors is divided into three classes: class I, class II and class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The members of the classes are divided as follows:

  •
  Class I:    Laura Brege and Luke Evnin, and their term expires at the 2012 Annual Meeting.

  •
  Class II:    Paul Hastings, John Longenecker and Andreas Wicki, and their term expires at the annual meeting of stockholders to be held in 2013.

  •
  Class III:    Fred Middleton, Gary Pace and David Stack, and their term expires at the annual meeting of stockholders to be held in 2014.

        Our restated certificate of incorporation and amended and restated bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Our restated certificate of incorporation and amended and restated bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

        We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

 Nominees for Election as Class I Directors

        Biographical information as of February 29, 2012, including principal occupation and business experience during the last five years, for our directors who are up for re-election at our 2012 Annual Meeting is set forth below. Unless otherwise stated, the principal occupations of the nominees have been the same for the past five years.

	Age	Director Since
Laura Brege recently retired from her position as executive vice president, corporate affairs for Onyx Pharmaceuticals, Inc. and has served as our director since June 2011. Previously, Ms. Brege held the roles of chief operating officer and executive vice president and chief business officer for Onyx. Prior to joining Onyx in 2006, Ms. Brege was a general partner at Red Rock Capital Management, a venture capital firm, and senior vice president and chief financial officer at COR Therapeutics, Inc. Ms. Brege currently serves as a director of Acadia Pharmaceuticals Inc. (NASDAQ: ACAD). She previously served as a member of the board of directors of Angiotech Pharmaceuticals Inc. from 2007 to 2011. Ms. Brege earned her undergraduate degree from Ohio University and has an M.B.A. from the University of Chicago. We believe Ms. Brege's qualifications to sit on our board of directors include her extensive experience in the pharmaceutical and biotechnology industries, including as a public company director.	54	June 2011

Luke Evnin, Ph.D. has served as our director since our inception in December 2006. Dr. Evnin has served as a general partner or managing director at MPM Capital since co-founding the firm in 1998. Prior to joining MPM, Dr. Evnin was at Accel Partners from 1990 to 1997 serving as general partner from 1994 to 1997. Dr. Evnin has served as director of several public companies, including EnteroMedics Inc. (NASDAQ: ETRM), Epix Medical, Inc. (NASDAQ: EPIX), Metabasis Therapeutics, Inc. (NASDAQ: MBRX), Oscient Pharmaceuticals Corporation (NASDAQ: OSCI), Restore Medical, Inc., Otix Global, Inc. (NASDAQ: OTIX), formerly known as Sonic Innovations, Inc. and Signal Pharmaceuticals, Inc. and is currently or has been a director of several private healthcare companies in both the medical device and biopharmaceutical sectors. Dr. Evnin earned his Ph.D. in biochemistry from the University of California, San Francisco and his A.B. in molecular biology from Princeton University. We believe Dr. Evnin's qualifications to sit on our board of directors include his extensive experience with biopharmaceutical and biotechnology companies, his financial expertise and his years of experience providing strategic advisory services to diverse companies.	48	December 2006

        The proxies will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as directors of Pacira if elected. However, if either or both of the nominees are unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our board of directors.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" ELECTING EACH NOMINEE.

Directors Continuing in Office

        Biographical information for our directors continuing in office is set forth below.

	Age	Director Since
Class II Directors (Term Expires at 2013 Annual Meeting)

        Paul Hastings has served as our director since June 2011. Mr. Hastings has been the president and chief executive officer of OncoMed Pharmaceuticals, Inc. since January 2006. Prior to joining OncoMed, Mr. Hastings was president and chief executive officer of QLT, Inc. Before this role, Mr. Hastings served as president and chief executive officer of Axys Pharmaceuticals, Inc., which was acquired by Celera Corporation in 2001. Prior to Axys, Mr. Hastings was president of Chiron Biopharmaceuticals and also held a variety of management positions of increasing responsibility at Genzyme Corporation, including president of Genzyme Therapeutics Europe and president of Worldwide Therapeutics. Mr. Hastings was Chairman of the Board of Proteolix (sold to Onyx) and was a member of the board of directors of ViaCell Inc (sold to Perkin Elmer). Mr. Hastings currently serves as chairman of the board of the Bay Area Biosciences Association (Bay Bio) and is Vice Chair of the Emerging Companies Section of the Biotechnology Industry Organization. He received a Bachelor of Science degree in pharmacy from the University of Rhode Island. We believe Mr. Hastings' qualifications to sit on our board of directors include his financial expertise and his extensive experience in the pharmaceutical and biotechnology industries.

	52	June 2011

        John Longenecker, Ph.D. has served as our director since July 2007. Dr. Longenecker has served as president and chief executive officer of HemaQuest Pharmaceuticals, Inc. since October 2010. From December 2009 to March 2010, Dr. Longenecker served as the president and chief executive officer of VitreoRetinal Technologies Inc. From February 2002 to January 2009, Dr. Longenecker was the president and chief executive officer and a member of the board of directors of Favrille, Inc. In 1992, Dr. Longenecker joined DepoTech as senior vice president of research, development and operations and then served as president and chief operating officer from February 1998 to March 1999. Under Dr. Longenecker's leadership, DepoTech took its lead product, DepoCyt(e), from early pre-clinical research and development through to commercial launch. Following SkyePharma PLC's acquisition of DepoTech in 1999, Dr. Longenecker served as president for the U.S. operations of SkyePharma, Inc. and as a member of the executive committee for SkyePharma PLC. From 1982 to 1992, Dr. Longenecker was at Scios Inc. (Cal Bio), a biotechnology company where he served as vice-president and director of development. Dr. Longenecker was also a director of a number of Cal Bio subsidiaries during this period including Meta Bio and Karo Bio. Dr. Longenecker holds a B.S. in chemistry from Purdue University and a Ph.D. in biochemistry from The Australian National University. He was a post doctoral fellow at Stanford University from 1980 to 1982. Dr. Longenecker's experience as the chief executive officer of a public company, demonstrates his leadership capability and extensive knowledge of complex financial and operational issues that public companies face and a thorough understanding of our business and industry and business acumen to our board of directors. We believe Dr. Longenecker's extensive experience in the pharmaceutical and biotechnology industries provides valuable background and insight to our board of directors.

	64	July 2007

	Age	Director Since

        Andreas Wicki, Ph.D. has served as our director since our inception in December 2006. Dr. Wicki is a life sciences entrepreneur and investor with over 16 years of experience in the pharmaceutical and biotechnology industries. Dr. Wicki has been chief executive officer of HBM Partners AG and HBM BioVentures AG since 2001. From 1998 to 2001, Dr. Wicki was the senior vice president of the European Analytical Operations at MDS Inc. From 1990 to 1998, he was co-owner and chief executive officer of ANAWA Laboratorien AG and Clinserve AG, two life sciences contract research companies. Dr. Wicki holds an M.Sc. and Ph.D. in chemistry and biochemistry from the University of Bern, Switzerland. He currently serves on the board of directors of Buchler GmbH, HBM BioPharma India Ltd., HBM BioVentures (Cayman) Ltd., HBM Partners AG, and HBM BioCapital Ltd. We believe Dr. Wicki's qualifications to sit on our board of directors include his extensive experience with pharmaceutical companies, his financial expertise and his years of experience providing strategic and advisory services to pharmaceutical and biotechnology organizations.

	53	December 2006
Class III Directors (Term Expires at 2014 Annual Meeting)

        Fred Middleton has served as our director since our inception in December 2006. Since 1987, he has been a general partner/managing director of Sanderling Ventures, a firm specializing in biomedical venture capital. From 1984 through 1986, he was the managing general partner of Morgan Stanley Ventures, an affiliate of Morgan Stanley & Co. Earlier in his career, Mr. Middleton was part of the of the founding management team at Genentech, Inc., a biotechnology company, serving there from 1978 through 1984 as vice president of finance and corporate development, and chief financial officer. During the last 30 years, he has participated in active management roles and as an investor and director in over 20 start-up biomedical companies. He currently serves as chairman of the board of Stereotaxis, Inc. (NASDAQ: STXS), a medical device company that markets magnetically guided robotic surgery systems in cardiology. He also currently serves as a board member of Cardionet, Inc. (NASDAQ: BEAT), a company that markets devices and services for wireless 24/7 real time monitoring of patients. He also serves as a director of seven other privately-held biomedical companies, engaged in the development of therapeutic and diagnostic products in healthcare. Mr. Middleton received a B.S. degree in chemistry from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School. We believe Mr. Middleton's qualifications to sit on our board of directors include his extensive experience with biopharmaceutical and biotechnology companies, his financial expertise and his years of experience providing strategic advisory services to diverse companies.

	62	December 2006

Age	Director Since

        Gary Pace, Ph.D. has served as our director since June 2008. He is currently founder and chairman of the privately held Sova Pharmaceuticals Inc., founded in 2010. He is also founder, director and consultant to QRxPharma Ltd. (ASX:QRX) founded in 2001, a director of ResMed (NYSE:RMD) since 1994 and Transition Therapeutics Inc. (CDNX:TTH) since 2002. He previously served as a member of the board of directors at Celsion Corporation (NASDAQ: CLSN) from 2002 to 2010 and Peplin Inc. (ASX: PLI) from 2004 to 2009. From 2002 to 2007, Dr. Pace was founder, chairman and chief executive officer of QRxPharma Ltd. and from 1995 to 2001, he was president and chief executive officer of RTP Pharma and from 2000 to 2002, Dr. Pace was chairman and chief executive officer of Waratah Pharmaceuticals Inc., a spin-off company from RTP Pharma. From 1993 to 1994, he was the founding president and chief executive officer of Transcend Therapeutics Inc. (formerly Free Radical Sciences Inc.), a biopharmaceutical company. From 1989 to 1993, he was senior vice president of Clintec International, Inc., a Baxter/Nestle joint venture and manufacturer of clinical nutritional products. Dr. Pace holds a B.S. with honors from the University of New South Wales and a Ph.D. from Massachusetts Institute of Technology. We believe Dr. Pace's qualifications to sit on our board of directors include his financial expertise and his years of experience providing strategic advisory services to complex organizations, including as a public company director.

64	June 2008

        David Stack has served as our president and chief executive officer and as a director since November 2007. Mr. Stack has been a managing director of MPM Capital since 2005 and a managing partner of Stack Pharmaceuticals, Inc. since 1998. From 2001 to 2004, he was president and chief executive officer of The Medicines Company (NASDAQ: MDCO). Previously, Mr. Stack was president and general manager at Innovex, Inc. He was vice president, business development/marketing at Immunomedics from 1993 until 1995. Prior to that, he was with Roche Laboratories in positions of increasing responsibility from 1981 until 1993, including therapeutic world leader in infectious disease and director, business development and planning, infectious disease, oncology, and virology. He currently serves as a member of the board of directors of PepTx, Inc. He was a member of the boards of directors of Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI) from 2006 to 2010 and BioClinica, Inc. (NASDAQ: BIOC) from 1999 to 2010. Mr. Stack holds a B.S. in pharmacy from Albany College of Pharmacy and a B.S. in Biology from Siena College. We believe Mr. Stack's qualifications to sit on our board of directors include his extensive experience with pharmaceutical companies, his financial expertise and his years of experience providing strategic and financial advisory services to pharmaceutical and biotechnology organizations, including evaluating business plans involving clinical trials.

60	November 2007

        There are no family relationships between or among any of our officers or directors.

PROPOSAL NO. 2 APPROVAL OF THE AMENDED AND RESTATED 2011 STOCK
INCENTIVE PLAN

        Our 2011 stock incentive plan, or the 2011 plan, was adopted by our board of directors and approved by our stockholders in December 2010.

        The 2011 plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based awards. At the time our 2011 plan was approved by our stockholders, the number of shares of our common stock that was authorized for issuance under the 2011 plan was (A)(i) the number of shares of our common stock reserved for issuance under our Second Amended and Restated 2007 Stock Option—Stock Issuance Plan, or the 2007 plan, that remained available for grant under the 2007 plan immediately prior to the closing of our initial public offering plus (ii) the number of shares of our common stock subject to awards granted under the 2007 plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 3,804,537 shares plus (B) an annual increase to be added on the first day of each calendar year ending December 31, 2012, 2013, 2014 and 2015 equal to the lesser of (i) 557,880 shares of our common stock, (ii) 3% of the outstanding shares on such date or (iii) an amount determined by our board of directors.

        Our 2007 plan terminated and our 2011 plan became effective upon the closing of our initial public offering in February 2011. At the time our 2011 plan became effective, 363,662 shares remained available for grant under our 2007 plan. As such, the number of shares of our common stock that was authorized for issuance under the 2011 plan at the time the 2011 plan became effective was the sum of (A)(i) 363,662 shares of common stock plus (ii) the number of shares of our common stock subject to awards granted under the 2007 plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 2,546,657 shares plus (B) an annual increase to be added on the first day of each calendar year ending December 31, 2012, 2013, 2014 and 2015 equal to the lesser of (i) 557,880 shares of common stock, (ii) 3% of the outstanding shares on such date or (iii) an amount determined by our board of directors (which we refer to as the evergreen provision).

        As of April 19, 2012, our 2011 plan authorizes us to issue awards for up to an aggregate total of 3,104,537 shares of common stock, which is 9% of our fully diluted shares outstanding (assuming the exercise of all outstanding equity awards and warrants to purchase our common stock). Of these authorized shares, 2,674,166 have already been granted and are subject to outstanding awards and only 430,371 shares remain available to be granted. Some of these awards that are outstanding were originally granted under our 2007 plan, although we cannot grant additional awards under our 2007 plan. If any of the outstanding awards originally granted under our 2007 plan expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, such unissued shares will become available for grant under our 2011 plan.

        Our board of directors believes that the number of shares of common stock currently available under the 2011 plan is insufficient to meet our future equity needs. We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Stock-based equity incentives are an important component of our compensation philosophy, intended to provide equity ownership opportunities and performance-based incentives to better align the recipient's interests with those of our stockholders. In 2012 we intend to hire a vice president of human resources, a chief compliance officer and several other key positions to support the manufacturing and commercialization of EXPAREL. In addition, in early 2013, we plan to hire as Pacira employees the sales force that we currently lease from Quintiles and incentivize them with stock options. We are also considering the use of stock options as a component of bonuses for our employees.

        Accordingly, on April 20, 2012, our board of directors adopted, subject to stockholder approval, an amendment to, and restatement of, our 2011 plan, which we refer to as the A&R 2011 plan, to, among other things: (i) increase the number of shares of common stock authorized for issuance under our 2011 plan by 2,100,000, (ii) remove our evergreen provision and (iii) require stockholder approval prior to any repricing.

        If the amended and restated plan is approved, an aggregate total of 5,204,537 shares of common stock will be authorized for issuance under the plan, representing 15% of our fully diluted shares outstanding (assuming the exercise of all outstanding equity awards and warrants to purchase our common stock). This represents an overall increase of the shares authorized for issuance under the 2011 plan of 2.1 million shares.

        Pursuant to the A&R 2011 plan, the number of shares of our common stock authorized for issuance under the A&R 2011 plan is the sum of (i) 3,092,347 shares of common stock plus (ii) the number of shares of our common stock (up to 2,112,190 shares) subject to awards granted under the 2007 plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right. Shares issuable under the A&R 2011 plan will in no event exceed the aggregate of clauses (i) and (ii) in the preceding sentence, which is an aggregate maximum of 5,204,537 shares.

        If our stockholders do not approve the A&R 2011 plan at the Annual Meeting, the A&R 2011 plan will not be effective, and the number of shares available under the plan, the evergreen provision and the repricing provisions will remain as they currently exist under the 2011 plan. Our board of directors believes that the A&R 2011 plan will further our compensation strategy and is vital to our ability to attract, retain and motivate top quality employees, directors and consultants.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSAL NO. 2 TO APPROVE THE A&R 2011 PLAN.

Description of the A&R 2011 Plan

        The following is a brief description of the A&R 2011 plan. A copy of our A&R 2011 plan is attached as Appendix A to this proxy statement.

  Number of Shares Available for Awards

        The number of shares of our common stock authorized for issuance under the A&R 2011 plan is the sum of (i) 3,092,347 shares of our common stock plus (ii) the number of shares of our common stock (up to 2,112,190 shares) subject to awards granted under the 2007 plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right. Shares issuable under the A&R 2011 plan will in no event exceed the aggregate of clauses (i) and (ii) in the preceding sentence, which is an aggregate maximum of 5,204,537 shares.

        These numbers are subject to adjustment as described below in the event of stock splits, reverse stock splits, stock dividends, recapitalizations, share combinations or reclassifications, spin-offs and other similar events. Shares issued under the A&R 2011 plan may be authorized and unissued shares, or may be issued from treasury shares. Shares covered by awards (other than shares covered by Tandem SARs, as defined below) under the A&R 2011 plan that are terminated, surrendered, forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new award and will be credited back to the pool. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations are not available for issuance pursuant to new awards. Shares are subtracted for exercises of SARs using the proportion of the total SAR that is exercised, rather than the number of shares actually issued. Any SARs that may be settled only in cash will not be counted against the shares available under the A&R 2011 plan. If we grant a SAR in tandem with an option for the same number of shares of common stock and provide that only one such award may be exercised, which we refer to as a Tandem SAR, only the shares covered by the option and not the Tandem SAR will be counted and the expiration of one in connection with the other's exercise will not restore shares to the A&R 2011 plan.

  Types of Awards

        The A&R 2011 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards, which we refer to collectively as awards.

        Incentive Stock Options and Nonstatutory Stock Options.    An option is an award entitling the recipient to purchase a specified number of shares of our common stock at a specified price, which we refer to as the exercise price, and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than the fair market value of our common stock on the date of grant as determined by (or in a manner approved by) our board of directors (or less than 110% of the fair market value in the case of incentive stock options granted to recipients holding more than 10% of the voting power of our company), provided that if our board approves the grant of an option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the fair market value on such future date. Options may not be granted for a term in excess of ten years (or, in excess of five years in the case of incentive stock options granted to recipients holding more than 10% of the outstanding voting power of the company). The A&R 2011 plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a "cashless exercise" through a broker, (ii) subject to certain conditions, delivery of shares of our common stock to us, (iii) a "net exercise" with respect to nonstatutory stock option grants, (iv) any other lawful means, or (v) any combination of these forms of payment.

        Stock Appreciation Rights.    A stock appreciation right, or SAR, is an award entitling the recipient, upon exercise, to receive an amount of our common stock, cash or a combination thereof (such form to be determined by our board of directors) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price of the SAR. The measurement price may not be less than 100% of the fair market value on the date the SAR is granted; provided that if our board approves the grant of a SAR effective as of a future date, the measurement price may not be less than 100% of the fair market value on such future date. SARs may be granted independently or in tandem with an option. SARs may not be granted with a term in excess of 10 years.

        Restricted Stock.    An award of restricted stock is an award entitling the recipient to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at the issue price or other stated formula (or to require forfeiture if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Unless otherwise provided in the applicable restricted stock agreement, any dividends declared and paid by us with respect to shares of restricted stock will be paid only if and when such shares become free from restrictions on transferability and forfeitability.

        Restricted Stock Units.    A restricted stock unit is an award entitling the recipient to receive shares of our common stock or cash to be delivered at the time such award vests pursuant to the terms and conditions established by our board. The award agreement for restricted stock units may provide the recipient with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of common stock, which we refer to as dividend equivalents. Dividend equivalents may be (i) paid currently or credited to an account for the recipient or (ii) settled in cash and/or shares of our common stock, and may be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which they were paid. A recipient will have no voting rights with respect to any restricted stock units unless and until shares of our common stock are issued.

        Other Stock-Based Awards.    Under the A&R 2011 plan, our board has the right to grant other awards valued in whole or in part by reference to or otherwise based upon our common stock having such terms and conditions as our board may determine. Other stock-based awards may be available as a form of payment in the settlement of other awards granted under the A&R 2011 plan, or as payment in lieu of compensation to which a recipient is otherwise entitled and may be paid in shares of our common stock or cash, as our board of directors determines.

  Transferability of Awards

        Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option and awards that are subject to Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, pursuant to a qualified domestic relations order. During the life of the recipient, awards are exercisable only by the recipient.

        Except with respect to awards that are subject to Section 409A of the Code, our board of directors may permit or provide in an award for the gratuitous transfer of the award by the recipient to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the recipient and/or an immediate family member of the recipient if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended, or the Securities Act, for the registration of the sale of the common stock subject to such award to the proposed transferee. We will not be required to recognize any such permitted transfer until such time as the permitted transferee, as a condition to the transfer, delivers to us a written instrument in form and substance satisfactory to us confirming that the transferee will be bound by all of the terms and conditions of the award.

  Eligibility to Receive Awards

        Our employees, officers, directors, consultants and advisors are eligible to receive awards under our A&R 2011 plan; however, incentive stock options may only be granted to our employees.

        The maximum number of shares of our common stock with respect to which awards may be granted to any recipient under the A&R 2011 plan may not exceed 650,860 shares per calendar year. For purposes of this limit, a Tandem SAR is treated as a single award.

  Plan Benefits

        As of March 31, 2012, approximately 200 persons were eligible to receive awards under our 2011 plan, including our six executive officers and seven non-employee directors. The granting of awards under the A&R 2011 plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

        The following table sets forth, as of March 31, 2012, the awards made under the 2011 plan since its adoption to the individuals indicated below:

Option Awards
Named executive officers
David Stack	0
James Scibetta	0
Gary Patou, M.D.	0
All current executive officers as a group	70,000
All current directors who are not executive officers as a group	71,384
Each nominee for election as a director
Laura Brege	15,000
Luke Evnin	15,692
Each associate of any of such directors, executive officers or nominees	0
Each person who received 5% of such awards
Lauren Riker	40,000
Darren Pincus	35,000
John Pratt	30,000
Kristen Williams	25,000
Richard Scranton	25,000
All employees, including all current officers who are not executive officers, as a group	364,700

        On April 16, 2012, the last reported sale price of our common stock at the close of business on the Nasdaq Global Market was $9.75.

  Administration

        The A&R 2011 plan is administered by our board. Our board has the authority to grant awards and adopt, amend and repeal the administrative rules, guidelines and practices relating to the A&R 2011 plan and to interpret the provisions of the A&R 2011 plan and any award agreements entered into under the A&R 2011 plan. Pursuant to the terms of the A&R 2011 plan, our board may delegate authority under the A&R 2011 plan to one or more committees or subcommittees of the board and may delegate the power to grant certain awards and such other authority under the A&R 2011 plan as the board may determine to one or more of our officers. Our board has authorized our compensation committee to administer certain aspects of the A&R 2011 plan, including the granting of options to executive officers, and has authorized a committee of the board, consisting of our chief executive officer, to grant options to non-executive employees, subject to limitations set by the compensation committee.

        Subject to any applicable limitations contained in the A&R 2011 plan, our compensation committee selects the recipients of awards and determines:

  •
  the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

  •
  the exercise price of options (which may not be less than 100% or 110%, as applicable, of the fair market value of our common stock);

  •
  the duration of the options (which may not exceed 5 or 10 years, as applicable); and

  •
  the number of shares of our common stock subject to any SAR, award of restricted stock, restricted stock unit or other stock-based award and the terms and conditions of such awards, including conditions for repurchase, issue price, measurement price, repurchase price and vesting.

        The board is required to make equitable adjustments to the A&R 2011 plan and any outstanding awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, share combinations or reclassifications, spin-offs and other similar changes in capitalization, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend.

        The A&R 2011 plan also contains provisions addressing the consequences of any reorganization event, which is defined as (i) any merger or consolidation of Pacira with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (iii) our liquidation or dissolution.

        In connection with a reorganization event, the board may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than those relating to restricted stock on such terms as the board determines: (i) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a recipient, provide that all of the recipient's unexercised awards will terminate immediately prior to the consummation of the reorganization event unless exercised by the recipient (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards will become exercisable, realizable, or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation of the reorganization event a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, make or provide for a cash payment to recipients with respect to each award held by a recipient equal to (A) the number of shares of common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the acquisition price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (v) provide that, in connection with our liquidation or dissolution, awards will convert into the right to receive liquidation proceeds (if applicable, net of the applicable exercise, measurement or purchase price and any applicable tax withholdings), and (vi) any combination of the foregoing. In taking any such actions, the board is not obligated by the A&R 2011 plan to treat all awards, all awards held by a recipient, or all awards of the same type, identically.

        Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless the board determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, the board may provide for termination or deemed satisfaction of such repurchase or other rights in the restricted stock agreement or any other agreement between a recipient and us. Upon the occurrence of a reorganization event involving our liquidation or dissolution, unless otherwise provided for in the restricted stock agreement or any other agreement between a recipient and us, all restrictions and conditions on all restricted stock then outstanding will automatically be deemed terminated or satisfied.

        In the case of outstanding restricted stock units that are subject to Section 409A of the Code: (i) if the applicable restricted stock unit agreement provides that the restricted stock units will be settled upon a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the reorganization event constitutes such a "change in control event", then no assumption or substitution shall be permitted and the restricted stock units shall instead be settled in accordance with the terms of the applicable restricted stock unit agreement; and (ii) the Board may only provide for (x) acceleration of the vesting of the restricted stock units, (y) termination of the restricted stock units in exchange for an amount equal to the acquisition price over the purchase price and any applicable tax withholdings or (z) conversion of the restricted stock units into the right to receive liquidation proceeds if the reorganization event constitutes a "change in control event" as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and/or such action is permitted or required by Section 409A of the Code. If the reorganization event is not a "change in control event" or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the restricted stock units, then the unvested restricted stock units will terminate immediately prior to the consummation of the reorganization event without any payment in exchange.

  Substitute Awards

        In connection with a merger or consolidation of an entity with Pacira or the acquisition by us of property or stock of an entity, our board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate of it. Substitute awards may be granted on such terms, as our board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the A&R 2011 plan. Substitute awards will not count against the A&R 2011 plan's overall share limit or any sublimit in the A&R 2011 plan, except as may be required by the Code.

  Repricing

        Except as provided for in connection with a change in our capitalization or a reorganization event, the A&R 2011 plan provides that we may not, without stockholder approval:

  •
  amend any outstanding stock option or SAR granted under the A&R 2011 plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

  •
  cancel any outstanding option or SAR (whether or not granted under the A&R 2011 plan) and grant in substitution therefor new awards under the A&R 2011 plan (other than as substitute awards as described above) covering the same or a different number of shares of our common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

  •
  cancel in exchange for cash any outstanding stock options or SARs that then have exercise or measurement prices per share above the then-current fair market value of our common stock; or

  •
  take any other action that constitutes a "repricing" within the meaning of the rules of the NASDAQ Stock Market.

  Authorization of Sub-Plans

        Our board may establish sub-plans under the A&R 2011 plan to satisfy applicable securities, tax or other laws of various jurisdictions.

  Amendment or Termination

        No award may be granted under the A&R 2011 plan after December 29, 2020, but awards previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the A&R 2011 plan or any portion of the plan at any time, except that stockholder approval may be required to comply with certain applicable law or stock market requirements.

        Other than with respect to repricings, our board may amend, modify or terminate any outstanding award, subject to limitations set forth in the plan. Such actions will require the approval of a recipient, unless our board determines that the action does not materially and adversely affect such recipient's rights under the A&R 2011 plan or the change is permitted under the A&R 2011 plan. Our board of directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in or whole or in part, as the case may be

Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the A&R 2011 plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonstatutory deferred compensation. Changes to these laws could alter the tax consequences described below.

  Incentive Stock Options

        A recipient will not have income upon the grant of an incentive stock option. Also, except as described below, a recipient will not have income upon exercise of an incentive stock option if the recipient has been employed by our company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the recipient exercises the option. If the recipient has not been so employed during that time, then the recipient will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the recipient to the alternative minimum tax.

        A recipient will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the recipient sells the stock. If a recipient sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a recipient sells the stock prior to satisfying these waiting periods, then the recipient will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the recipient has held the stock for more than one year and otherwise will be short-term. If a recipient sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the recipient held the stock for more than one year and otherwise will be short-term.

  Nonstatutory Stock Options

        A recipient will not have income upon the grant of a nonstatutory stock option. A recipient will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the recipient exercised the option less the exercise price. Upon sale of the stock, the recipient will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the recipient has held the stock for more than one year and otherwise will be short-term.

  Stock Appreciation Rights

        A recipient will not have income upon the grant of a SAR. A recipient generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the recipient will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the recipient held the stock for more than one year and otherwise will be short-term.

  Restricted Stock Awards

        A recipient will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a recipient will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the recipient will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the recipient does not make an 83(b) election, then when the stock vests the recipient will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the recipient will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the recipient held the stock for more than one year and otherwise will be short-term.

  Restricted Stock Units

        A recipient will not have income upon the grant of a restricted stock unit award. A recipient is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit award vests, the recipient will have income on the vesting date in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the recipient will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the recipient held the stock for more than one year and otherwise will be short-term.

  Other Stock-Based Awards

        The tax consequences associated with any other stock-based award granted under the A&R 2011 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the recipient under the award and the recipient's holding period and tax basis for the award or underlying common stock.

  Tax Consequences to Us

        There will be no tax consequences to our company, except that we will be entitled to a deduction when a recipient has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

 PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF J.H. COHN LLP AS PACIRA'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2012

        Pacira's stockholders are being asked to ratify the appointment by the audit committee of the Board of Directors of J.H. Cohn LLP as Pacira's independent registered public accounting firm. J.H. Cohn LLP has served as Pacira's independent registered public accounting firm since 2009.

        The audit committee is solely responsible for selecting Pacira's independent registered public accounting firm for the fiscal year ending December 31, 2012. Stockholder approval is not required to appoint J.H. Cohn LLP as Pacira's independent registered public accounting firm, however, the board of directors believes that submitting the appointment of J.H. Cohn LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain J.H. Cohn LLP. If the selection of J.H. Cohn LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Pacira and its stockholders.

        To the knowledge of management, neither J.H. Cohn LLP nor any of its members has any direct or material indirect financial interest in Pacira or any connection with Pacira in any capacity other than as independent public accountants. A representative of J.H. Cohn LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

        Pacira paid the following fees to its independent registered public accounting firm for the audit of the consolidated financial statements and for other services provided in the years ended December 31, 2011 and 2010.

	2011	2010
Audit Fees(1)	$466,000	$568,000
Audit Related Fees(2)	—	8,000
Tax Fees(3)	—	1,000
All Other Fees	—	—

Total Fees	$466,000	$577,000

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with registration statements including: IPO and follow-on offering, and audits of 2007-2009 financial statements in connection with the IPO.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees".

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services.

Audit Committee Pre-approval Policy and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        Our audit committee has also delegated to the chairman of our audit committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by a member of our audit committee pursuant to this delegated authority is reported on at the next meeting of our audit committee.

        During our 2011 fiscal year, no services were provided to us by J.H. Cohn LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSAL NO. 3.

CORPORATE GOVERNANCE

Director Nomination Process

        Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

        The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board.

        Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating and corporate governance committee, c/o Corporate Secretary, Pacira Pharmaceuticals, Inc., 5 Sylvan Way, Suite 100, Parsippany, New Jersey 07054. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our amended and restated bylaws to nominate director candidates directly, without any action or recommendation on the part of the committee or the board, by following the procedures set forth below under the heading "Stockholder Proposals."

Director Independence

        Rule 5605 of the NASDAQ Marketplace Rules requires a majority of a listed company's board of directors to be comprised of independent directors within one year of listing. Under The NASDAQ Marketplace Rules, a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Our board of directors has determined that each of our directors (including Dr. Gordon, who resigned from our board of directors effective June 2, 2011), with the exception of David Stack and Gary Pace, is an "independent director" as defined under Rule 5605(a)(2) of The NASDAQ Marketplace Rules. In making such independence determination, the board of directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of our directors, our board of directors considered the association of our directors with the holders of more than 5% of our common stock.

        In April of 2012 we entered into an amended and restated consulting agreement with Gary Pace, whereby Dr. Pace will provide consulting services to us in the area of manufacturing and will have the title of Technical Advisor to the CEO and board of directors. Dr. Pace will be compensated at the rate of $10,000 per month and received an option to purchase 20,000 shares of our stock pursuant to this consulting arrangement. As a result of Dr. Pace's new compensation arrangements, the board determined that he will no longer qualify as an "independent director" under applicable NASDAQ rules. As a result, Dr. Pace intends to resign from his position as chairman of the nominating and corporate governance committee and a new chairman will be appointed at the committee's next meeting.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operate under a charter that has been approved by our board of directors. Each committee charter is available by clicking on the "Investors & Media" section of our corporate website, located at http://www.pacira.com.

Audit Committee

        The members of our audit committee are John Longenecker, Paul Hastings and Laura Brege, who chairs the committee. Our audit committee met seven times during the fiscal year ended December 31, 2011. Our board of directors has determined that each of the directors serving on our audit committee, are independent within the meaning of The NASDAQ Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, our board of directors has determined that Ms. Brege qualifies as an audit committee financial expert within the meaning of SEC regulations and The NASDAQ Marketplace Rules. In making this determination, our board has considered the formal education and nature and scope of her previous experience, coupled with past and present service on various audit committees. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our audit committee's responsibilities include:

  •
  appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

  •
  overseeing the independence of our independent registered public accounting firm, including obtaining and reviewing reports from the firm;

  •
  setting the compensation of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including receiving and considering reports made by our independent registered public accounting firm regarding accounting policies and procedures, financial reporting and disclosure controls;

  •
  reviewing and discussing with management and our independent registered public accounting firm our audited financial statements and related disclosures;

  •
  preparing the annual audit committee report required by SEC rules;

  •
  coordinating internal control over financial reporting, disclosure controls and procedures and code of conduct;

  •
  reviewing our policies with respect to risk assessment and risk management;

  •
  establishing procedures related to the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

  •
  reviewing our policies and procedures for reviewing and approving or ratifying related person transactions, including our related person transaction policy; and

  •
  meeting independently with management and our independent registered public accounting firm.

        All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

        The members of our compensation committee are Luke Evnin, John Longenecker, Fred Middleton, and Paul Hastings and Mr. Hastings is the chair of the compensation committee. Our compensation committee met four times during the fiscal year ended December 31, 2011. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee's responsibilities include:

  •
  reviewing and recommending to the board of directors our chief executive officer's compensation, and approving the compensation of our other executive officers reporting directly to our chief executive officer;

  •
  overseeing the evaluation of our senior executives;

  •
  overseeing, administering, reviewing and making recommendations to the board of directors with respect to our incentive compensation and equity-based plans;

  •
  reviewing and making recommendations to the board of directors with respect to director compensation;

  •
  reviewing and discussing with management the compensation discussion and analysis required by SEC rules; and

  •
  preparing the annual compensation committee report required by SEC rules.

Nominating and Corporate Governance Committee

        The members of our nominating and corporate governance committee are John Longenecker, Fred Middleton, Laura Brege and Paul Hastings. Gary Pace is the chair of our nominating and corporate governance committee, however, having just entered into a consulting arrangement with the Company in April 2012, a new chair will be appointed at its next meeting. Our nominating and corporate governance committee met two times during the fiscal year ended December 31, 2011. The nominating and corporate governance committee's responsibilities include:

  •
  recommending to the board of directors the persons to be nominated for election as directors or to fill any vacancies on the board of directors, and to be appointed to each of the board's committees;

  •
  developing and recommending to the board of directors corporate governance guidelines; and

  •
  overseeing an annual self-evaluation of the board of directors.

Board and Committee Meetings Attendance

        The full board of directors met twelve times during 2011. During 2011, each member of the board of directors attended in person or participated in 75 percent or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

        We do not have a formal policy regarding attendance by members of our board of directors at our annual meetings of stockholders. Our practice, however, is to have a meeting of the board immediately following the annual meeting of stockholders. We did not hold an annual meeting of stockholders for 2011.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, which is located at www.pacira.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board's Role in Risk Oversight

        The positions of our chairman of the board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position, as well as the commitment required to serve as our chairman, particularly as the board of directors' oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. This leadership structure also is preferred by a significant number of our stockholders. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

        Although our amended and restated bylaws do not require our chairman and chief executive officer positions to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks.

        Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices, and our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk-management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Communication with the Directors of Pacira

        Any interested party with concerns about Pacira may report such concerns to the Chairman of Pacira's board of directors or the non-management members of Pacira's board of directors, as a group, by submitting a written communication to the Chairman at the following address:

Chairman of the Board c/o Pacira Pharmaceuticals, Inc. 5 Sylvan Way, Suite 100 Parsippany, New Jersey 07054 United States

        You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

        A copy of any such written communication will also be forwarded to Pacira's legal counsel and a copy of such communication will be retained for a reasonable period of time. The Chairman may discuss the matter with Pacira's legal counsel, with independent advisors, non-management directors, or with Pacira's management, or may take other action or no action as the Chairman determines in good faith, using reasonable judgment, and discretion.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chairman considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

        The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Pacira regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Pacira has also established a toll-free telephone number for the reporting of such activity.

 Director Compensation

Non-Employee Director Compensation Policy

        On June 2, 2011, our board of directors approved a compensation policy for our non-employee directors. This policy provides for the following compensation to our non-employee directors:

        Initial Stock Option Grant—Non-Employee Directors.    Each non-employee director that joins our board of directors after June 2, 2011 will receive an option under our then existing equity incentive plan to purchase an aggregate of 15,000 shares of common stock, upon his or her initial appointment to our board of directors. Subject to the non-employee director's continued service as a director, the shares underlying this option will vest in 24 equal successive monthly installments over the 24 month period following the date of grant. In the event of a change of control or our liquidation or dissolution, 100% of the then unvested shares will immediately vest. The exercise price of the option will be equal to the fair market value of the common stock on the date of grant which our board of directors determines to be the closing price per share of common stock as reported on The Nasdaq Global Market on such date.

        Annual Stock Option Grant.    Each non-employee director will receive an option under the our then existing stock incentive plan to purchase an aggregate 5,000 shares of common stock on the date of our first board of directors meeting held after each annual meeting of stockholders. Unless otherwise provided at the time of grant, subject to the non-employee director's continued service as a director, the shares underlying this option will vest in 12 equal successive monthly installments over the 12 month period following the date of grant. In the event of a change of control or our liquidation or dissolution, 100% of the then unvested shares will vest in full. The exercise price of the option will be equal to the fair market value of the common stock on the date of grant which our board of directors determines to be the closing price per share of common stock as reported on The Nasdaq Global Market on such date.

        Annual Fees.    Each non-employee director will receive an annual fee as follows:

          Board Annual Fee—each non-employee member of our board of directors will receive an annual fee of $35,000 and the chairman of the board will receive an additional annual fee of $25,000, in each case relating to such director's service on our board of directors.

          Audit Committee Annual Fee—the chair of the audit committee will receive an annual fee of $15,000 and each other non-employee member of the audit committee will receive an annual fee of $7,500, in each case relating to such director's service on the audit committee.

          Compensation Committee Annual Fee—the chair of the compensation committee will receive an annual fee of $15,000 and each other non-employee member of the compensation committee will receive an annual fee of $7,500, in each case relating to such director's service on the compensation committee.

          Nominating and Corporate Governance Committee Annual Fee—the chair of the nominating and corporate governance committee will receive an annual fee of $10,000 and each other non-employee member of the the nominating and corporate governance committee will receive an annual fee of $5,000, in each case relating to such director's service on the nominating and corporate governance committee.

        Each annual fee shall be payable in advance in four equal quarterly installments on the first day of each calendar quarter, provided that the amount of such payment shall be prorated for any portion of such quarter that the director was not serving on our board of directors. Each non-employee director will also be reimbursed for reasonable travel and other expenses in connection with attending meetings of the Board and any committee on which he or she serves.

        We do not compensate members of our board of directors who are also employees of the Company for service on our board of directors.

Director Compensation Table—2011

        The following table sets forth a summary of the compensation earned by our directors for the year ended December 31, 2011, with the exception of Mr. Stack, who does not receive compensation for service on our board of directors and whose compensation is included in the "Summary Compensation Table" below.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	All Other Compensation ($)		Total ($)(5)
Fred Middleton	61,313	149,859	8,300	(3)	219,472
Luke Evnin, Ph.D.	38,604	149,859	—		188,463
Carl Gordon, Ph.D.(2)	16,528	—	—		16,528
John Longenecker, Ph.D.	52,438	47,750	—		100,188
Gary Pace, Ph.D.	43,354	47,750	36,384	(4)	127,488
Andreas Wicki, Ph.D.	—	—	—		—
Paul Hastings	33,222	143,250	—		176,472
Laura Brege	28,899	143,250	—		172,149

(1)
Represents the grant date fair value of option awards granted in 2011 in accordance with ASC Topic 718, or ASC 718, formerly Statement of Financial Accounting Standards No. 123(R). Our directors will only realize compensation to the extent the fair value of our common stock is greater than the exercise price of such stock options. For information regarding assumptions underlying the valuation of equity awards, see note 12 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 27, 2012.

(2)
Dr. Gordon resigned from our board of directors effective June 2, 2011.

(3)
Represents the compensation cost computed in accordance with FASB ASC Topic 718 for shares in the Company's follow-on offering times discount from market price.

(4)
Consists of (i) $6,384 of compensation cost computed in accordance with FASB ASC Topic 718 for shares in the Company's follow-on offering times discount from market price and (ii) $30,000 paid to Dr. Pace pursuant to his consulting agreement with us.

(5)
The aggregate number of stock awards and aggregate number of option awards outstanding for each of our directors as of December 31, 2011, are as follows:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Fred Middleton	—	4,649	$1.61	9/2/2020
	—	1,395	5.49	12/29/2020
	7,846	7,846	13.98	6/2/2021
Luke Evnin, Ph.D.	—	4,649	$1.61	9/2/2020
	—	1,395	5.49	12/29/2020
	7,846	7,846	13.98	6/2/2021
Carl Gordon	—	—	—	—
John Longenecker, Ph.D.	8,891	7,845	$1.61	9/2/2020
	2,500	2,500	13.98	6/2/2021
Gary Pace, Ph.D.	7,497	9,239	$1.61	9/2/2020
	2,500	2,500	13.98	6/2/2021
Andreas Wicki, Ph.D.	—	—	—	—
Paul Hastings	3,750	11,250	13.98	6/2/2021
Laura Brege	3,750	11,250	13.98	6/2/2021

Executive Compensation

Executive Compensation Processes

        Our compensation committee, either as a committee or together with the other independent directors, makes all compensation decisions regarding our executive officers and our chief executive officer. Our chief executive officer may make recommendations to the compensation committee regarding the compensation of our executive officers other than the chief executive officer, but the compensation committee either makes all compensation decisions regarding our other executive officers or makes recommendations concerning executive compensation to our board of directors, with the independent directors making such decisions. In his role, our chief executive officer has reviewed all compensation decisions relating to our executive officers other than himself. He has annually reviewed the performance of each of our other executive officers, and, based on these reviews, has made recommendations to our compensation committee regarding salary adjustments, annual incentive bonus payments and equity incentive awards for our executive officers.

        In September 2011, our compensation committee engaged Compensia, an independent compensation consultant, to perform a review of our overall executive compensation, benchmark such compensation in relation to other comparable publicly traded companies with which we may compete for executive talent and provide recommendations to ensure that our executive compensation program continues to enable us to attract and retain qualified executives through competitive compensation packages.

        Compensia established a peer group by considering all pharmaceutical and biotechnology companies and then further refined the list of companies based on the following four factors:

  •
  Employee size;

  •
  Revenue;

  •
  Market value; and

  •
  Stage of development.

        Based on these variables, Compensia benchmarked our executive compensation against a group of the following 20 publicly traded companies (referred to herein as, "our peer group"):

Adolor	K-V Pharmaceuticals.
Alexza Pharmaceuticals, Inc.	Neostem
AVEO Pharmaceuticals	NuPathe
Cadence Pharmaceuticals, Inc.	Optimer Pharmaceuticals, Inc.
Corcept Therapeutics	Pain Therapeutics, Inc.
Cornerstone Therapeutics	Pozen Inc.
Cumberland Pharmaceuticals	Santarus
Depomed	Somaxon Pharmaceuticals
Durect Corporation	Sucampo Pharmaceuticals
Endocyte	Xenoport

        Our compensation committee has taken the results of Compensia's benchmarking study under advisement for future compensation decisions with respect to our executive officers. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance for executive compensation and conduct further competitive benchmarking against a peer group of publicly traded companies.

Summary Compensation Table For Fiscal Years Ended December 31, 2011 and 2010

        The following table sets forth information for our Chief Executive Officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2011 for the fiscal years indicated. We refer to these individuals as our "named executive officers."

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)		Option Awards(3) ($)	All Other Compensation(4) ($)		Total ($)
David Stack	2011	409,046	206,000		—	1,504		616,550
Chief Executive Officer	2010	400,000	—		1,112,323	1,504		1,513,827
James Scibetta	2011	276,106	100,000		—	1,504		377,610
Chief Financial Officer	2010	270,000	—		370,735	1,504		642,239
Gary Patou	2011	317,604	100,000		—	19,056	(6)	436,660
Chief Medical Officer(5)	2010	336,660	300,000	(2)	295,018	19,056	(6)	950,734

(1)
Represents a cash bonus approved in December 2011 and paid in January 2012.

(2)
Represents a bonus paid to Dr. Patou upon the successful completion of the NDA submission for EXPAREL pursuant to the Services Agreement with MPM Asset Management LLC, or MPM AM, and Dr. Patou.

(3)
Represents the grant date fair value of option awards granted in 2010 in accordance with ASC 718. Our named executive officers will only realize compensation to the extent the fair value of our common stock is greater than the exercise price of such stock options. For information regarding assumptions underlying the valuation of equity awards, see note 12 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 27, 2012.

(4)
Amounts represent the value of perquisites and other personal benefits which are further detailed in the table below:

Name	2010 Group Life Insurance ($)	2011 Group Life Insurance ($)	Payments to MPM ($)
David Stack	1,504	1,504	—
James Scibetta	1,504	1,504	—
Gary Patou	—	—	38,112
(5)
Dr. Patou, a managing director at MPM, is a consultant to us and provided the services customarily expected of a chief medical officer. Pursuant to the Services Agreement with MPM AM and Dr. Patou, we paid a service fee of $26,467 per month to MPM AM for the services provided by Dr. Patou and MPM AM. For more information, see "Employment Agreements, Severance and Change in Control Arrangements—Services Agreement with MPM and Gary Patou" below.

(6)
Amount represents benefit payment made to MPM pursuant to the Services Agreement.

Outstanding Equity Awards at Year End

        The following table sets forth certain information with respect to outstanding options held by our named executive officers at December 31, 2011.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date
David Stack	151,095	34,865	(1)	$1.61	9/2/2020
	79,905	175,790	(2)	1.61	9/2/2020
	39,616	118,850	(3)	5.49	12/29/2020
James Scibetta	60,438	13,946	(1)	1.61	9/2/2020
	22,809	50,180	(2)	1.61	9/2/2020
	13,219	39,659	(3)	5.49	12/29/2020
Gary Patou	47,973	11,069	(1)	1.61	9/2/2020
	18,451	40,591	(2)	1.61	9/2/2020
	10,592	31,777	(3)	5.49	12/29/2020

(1)
This option vested with respect to 50% of the shares subject to the option on September 2, 2010 and vests with respect to the remaining shares in approximately equal successive monthly installments over 24 months thereafter provided that the named executive officer continues to provide services to us over such period.

(2)
This option vested with respect to 25% of the shares subject to the option on September 2, 2011 and vests with respect to the remaining shares in approximately equal successive monthly installments over 36 months thereafter provided that the named executive officer continues to provide services to us over such period.

(3)
This option vested with respect to 25% of the shares subject to the option on December 29, 2011 and vests with respect to the remaining shares in approximately equal successive monthly installments over 36 months thereafter provided that the named executive officer continues to provide services to us over such period.

Employment Agreements, Severance and Change in Control Arrangements

        We entered into employment agreements with each of our named executive officers other than Gary Patou. The agreements with each of our named executive officers provide for "at will" employment which means we or the executive can terminate his or her employment at any time, with or without cause. Pursuant to the agreements, each of our named executive officers will be entitled to a base salary and certain benefits.

        If any of our named executive officers, other than our chief executive officer, (i) is terminated for any reason other than for "cause," or (ii) terminates his or her employment for "good reason," then such executive officer will be entitled to:

  •
  earned and accrued base salary, bonus, vacation time and other benefits;

  •
  monthly salary continuation payments for a period of nine months from the effective date of the release required to be provided as a condition to receiving these payments;

  •
  health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage; and

  •
  immediate vesting of the portion of the unvested options granted to him or her in connection with the agreement that would have become vested during the nine-month period following the date of termination.

        If our chief executive officer (i) is terminated for any reason other than for "cause," or (ii) terminates his employment for "good reason," then he will be entitled to:

  •
  earned and accrued base salary, bonus, vacation time and other benefits;

  •
  monthly salary continuation payments for a period of 12 months from the effective date of the release required to be provided as a condition to receiving these payments;

  •
  health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage; and

  •
  immediate vesting of the portion of the unvested options granted to him in connection with the agreement that would have become vested during the 12-month period following the date of termination.

        If, within 30 days prior to, or 12 months following, a "change in control," any of our named executive officers, including our chief executive officer, (i) is terminated for any reason other than for "cause," or (ii) terminates his or her employment during the agreement term for "good reason," then, in addition to the severance payments described above, such executive officer will also be entitled to immediate vesting of the entire unvested portion of all equity compensation granted to him or her.

        Our obligation to make the severance payments described above will be conditioned upon the executive officer's continued compliance with the non-competition and confidentiality obligations set forth in his or her employment agreement and the executive officer's execution of a general release of claims against us.

        Under the employment agreements, "cause" means: (i) failure to substantially perform the duties owed to us after receiving written notice that sets forth in detail the specific respects in which our board of directors believes that the duties have not been substantially performed, and failure to correct the failure within 30 days after receiving a demand for substantial performance and opportunity to cure; (ii) fraud, misconduct, dishonesty, gross negligence or other acts either injurious to us or conducted with intentional disregard for our best interests; (iii) failure to follow reasonable and lawful instructions from our board of directors and failure to cure such failure after receiving 20 days advance written notice; (iv) material breach of the terms of the employment agreement or our employee proprietary information and inventions assignment agreement or any other similar agreement that may be in effect from time to time; or (v) conviction of, or pleading guilty or nolo contendere to, any misdemeanor involving dishonesty or moral turpitude or related to our business, or any felony.

        Under the employment agreements, "good reason" means, without the executive officer's prior written consent: (i) any material reduction of the executive officer's then effective base salary that is not in accordance with his employment agreement or related to a cross-executive team salary reduction; (ii) any material breach by us of the executive officer's employment agreement; or (iii) a material reduction in the executive officer's responsibilities or duties, not including a mere reassignment following a change of control to a position that is substantially similar to the position held prior to the change of control; provided, however, that no such event or condition shall constitute good reason unless (x) the executive officer gives us a written notice of termination for good reason not more than 90 days after the initial existence of the condition, (y) the grounds for termination (if susceptible to correction) are not corrected by us within 30 days of our receipt of such notice and (z) the termination date occurs within one (1) year following our receipt of such notice.

        Under the employment agreements, a "change of control" means (i) a merger or consolidation of either us or PPI-California into another entity in which the stockholders of us or PPI-California (as applicable) do not control 50% or more of the total voting power of the surviving entity (other than a reincorporation merger); (ii) the sale, transfer or other disposition of all or substantially all of our assets in a liquidation or dissolution; or (iii) the sale or transfer of more than 50% of our outstanding voting stock. In the case of each of the foregoing clauses (i), (ii) and (iii), a change of control as a result of a financing transaction entered into by us or PPI-California shall not constitute a change of control for purposes of these agreements.

Services Agreement with MPM and Gary Patou

        In March 2009, we entered into a services agreement with Dr. Patou and MPM Asset Management LLC, or MPM AM. Pursuant to the services agreement, Dr. Gary Patou provided the services to us customarily expected of a chief medical officer. Dr. Patou's principal duties were to manage and lead our clinical team as well as oversee development of protocols and clinical trials designed to provide a path for regulatory approval of EXPAREL. In March 2010, we amended and restated the services agreement to, among other things, extend the term of the services until the deadline for filing the NDA for EXPAREL to October 15, 2010 or until either party gives 10 days prior written notice. In consideration of the services performed under the services agreement, we paid a service fee of $26,467 per month to MPM AM. In addition, we paid a bonus to Dr. Patou upon the successful completion of an NDA submission for EXPAREL.

        In October 2010, we entered into a new services agreement with Dr. Patou and MPM AM. Pursuant to this services agreement, Dr. Gary Patou continues to provide the services to us customarily expected of a chief medical officer. Dr. Patou's principal duties include obtaining approval for the EXPAREL NDA in the United States, filing the EXPAREL dossier in the European Union, developing additional clinical indications for EXPAREL and assisting with our product pipeline development. Under the new services agreement, we pay a service fee of $26,467 per month to MPM AM which is adjusted based on the total amount of time Dr. Patou devotes to us during the term of the services agreement. If we terminate our consulting relationship with Dr. Patou and MPM AM other than for "cause" or the consulting relationship is terminated by Dr. Patou and MPM AM for "good reason", then MPM AM will be entitled to continuation of the then effective monthly service fee for a period of nine months following the date of termination and Dr. Patou will be entitled to immediate vesting of the portion of the unvested options that would have vested during the nine month period following the date of termination, provided that the options granted to Dr. Patou in December 2010 are subject to additional vesting. In addition, if within 30 days prior to, or 12 months following, a "change of control," the consulting relationship is terminated other than for "cause" or for "good reason", then in addition to the service payments above, Dr. Patou will also be entitled to immediate vesting of the entire unvested portion of his stock options.

        On December 7, 2011, the compensation committee and the audit committee of our board of directors approved, and on December 8, 2011 the Company entered into, an Amendment to Services Agreement with MPM AM and Dr. Patou which amends the prior Services Agreement between the Company, MPM AM and Dr. Patou. Prior to amending the existing Services Agreement, the business time Dr. Patou and MPM AM would spend consulting for the Company would have been reduced from 80% in 2011 to 50% in 2012 and the monthly services fee would have been reduced from $26,467 to $15,880. Pursuant to the terms of the Amended Services Agreement, Dr. Patou and MPM AM will continue to devote 80% of the business time to consulting for the Company, and the monthly services fee will remain $26,467, through September 30, 2012. After September 30, 2012, Dr. Patou and MPM AM will provide services to the Company at a reduced rate of 50% business time and $15,880 in monthly services fees.

Equity Compensation Plan Information

        Set forth below is information as of December 31, 2011, regarding our equity compensation plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted- average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:	2,337,017	$3.915	33,050
Equity compensation plans not approved by security holders:	—	—	—

Total	2,337,017	$3.915	33,050

  401(k) Retirement Plan

        We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $16,500 in 2011, and have the amount of the reduction contributed to the 401(k) plan.

RELATED PERSON TRANSACTIONS

        The following is a description of transactions entered into after January 1, 2010 to which we have been a party, in which the amount involved in the transaction exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.

 Debt Financings

  2010 Secured Debt Financing

        In March 2010, we entered into an agreement with certain of our existing investors as set forth in the table below to issue $15.0 million in aggregate principal amount of secured notes, or the 2010 Secured Notes, in a private placement and the investors purchased the entire $15.0 million of 2010 Secured Notes. To secure the performance of our obligations under the purchase agreement for the 2010 Secured Notes, we granted a subordinated security interest in substantially all of our assets, including our intellectual property assets, to the investors. In connection with entering into the Hercules Credit Facility (as described below), the holders of the 2010 Secured Notes entered into a subordination and intercreditor agreement with the lenders under the Hercules Credit Facility pursuant to which the 2010 Secured Notes were subordinated to the Hercules Credit Facility. The holders of the 2010 Secured Notes previously entered into a separate intercreditor agreement with the holders of convertible notes and secured notes we had issued in 2009 pursuant to which the 2009 convertible notes were subordinated to the 2010 Secured Notes and the 2009 secured notes, and the holders of the 2010 Secured Notes agreed to share payments pro rata with the holders of the 2009 secured notes.

        The 2010 Secured Notes had an interest rate of 5% per year and all principal and accrued and unpaid interest on the 2010 Secured Notes was due on December 31, 2010. In connection with entering into the Hercules Credit Facility, the maturity date was further extended to the earliest of (1) a sale of the Company, (2) the date which is 30 days after the last day of the month that is 33 months after the expiration of the "interest only period" under the Hercules Credit Facility and (3) 91 days after the date that all obligations under the Hercules Credit Facility are paid in full and the Hercules Credit Facility is terminated.

        All principal and interest due under the 2010 Secured Notes was converted into 1,156,606 shares of our common stock upon completion of our initial public offering. Purchasers of the 2010 Secured Notes included certain holders of more than 5% of our capital stock, or entities affiliated with them. The following table sets forth the amount of notes purchased by each such holder and the date of purchase.

Date of Purchase	Purchaser	Aggregate Principal Amount of Notes Purchased on Such Date
March 10, 2010	Entities affiliated with HBM BioVentures	$1,875,000
	Entities affiliated with MPM Capital	1,875,000
	Entities affiliated with OrbiMed Advisors	1,875,000
	Entities affiliated with Sanderling Ventures	1,875,000
June 30, 2010	Entities affiliated with HBM BioVentures	937,500
	Entities affiliated with MPM Capital	937,500
	Entities affiliated with OrbiMed Advisors	937,500
	Entities affiliated with Sanderling Ventures	937,500
September 1, 2010	Entities affiliated with HBM BioVentures	937,500
	Entities affiliated with MPM Capital	937,500
	Entities affiliated with OrbiMed Advisors	937,500
	Entities affiliated with Sanderling Ventures	937,500

HBM Term Loan

        On April 30, 2010, we entered into a subordinated secured note purchase agreement with entities affiliated with HBM BioVentures, or HBM, to issue $3.8 million in aggregate principal amount of secured notes, or the HBM Secured Notes, in a private placement. HBM purchased the entire $3.8 million of the HBM Secured Notes. To secure the performance of our obligations under the purchase agreement for the HBM Secured Notes, we granted a subordinated security interest in substantially all of our assets, including our intellectual property assets, other than the assets that secure our obligations under the Amended and Restated Royalty Interests Assignment Agreement. The HBM Secured Notes carry an interest rate of approximately 10% per year. In addition, the HBM Secured Notes require a final payment fee if they are prepaid prior to the maturity date. The maturity date of the HBM Secured Notes is the earliest of (1) a sale of the Company, (2) the date which is 30 days after the last day of the month that is 33 months after the expiration of the "interest only period" under the Hercules Credit Facility and (3) 91 days after the date that all obligations under the Hercules Credit Facility are paid in full and the Hercules Credit Facility is terminated. In connection with entering into the Hercules Credit Facility, the holders of the HBM Secured Notes entered into a subordination and intercreditor agreement with the lenders under the Hercules Credit Facility pursuant to which the HBM Secured Notes were subordinated to the Hercules Credit Facility.

        All principal and interest due under the HBM Secured Notes was converted into 297,359 shares of our common stock upon completion of our initial public offering. Purchasers of the HBM Secured Notes included certain holders of more than 5% of our capital stock, or entities affiliated with them.

December 2010 Convertible Notes

        On December 29, 2010, we sold $7.5 million in aggregate principal amount of convertible promissory notes, or the December 2010 Convertible Notes, in a private placement to certain of our existing investors. 50% of the principal amount was funded on December 29, 2010. In connection with the issuance and sale of the December 2010 Convertible Notes, we issued warrants to the holders of the December 2010 Convertible Notes to purchase an aggregate of 167,361 shares of our common stock with an exercise price of $13.44 per share. The December 2010 Convertible Notes had an interest rate of 5% per year from and after March 31, 2011 and all principal and accrued and unpaid interest on the December 2010 Convertible Notes is due and payable upon the earliest of: (1) a sale of us, (2) the date which is 30 days after the last day of the month that is 33 months after the expiration of the "interest only period" under the Hercules Credit Facility and (3) 91 days after the date that all obligations under the Hercules Credit Facility are paid in full and the Hercules Credit Facility is terminated.

        Upon completion of our initial public offering, all principal and interest due under the December 2010 Convertible Notes was converted into shares of our common stock at a conversion price equal to the price per share of common stock sold in our initial public offering. Purchasers of the December 2010 Convertible Notes included certain holders of more than 5% of our capital stock, or entities affiliated with them.

        The following table sets forth the aggregate principal amount of December 2010 Convertible Notes purchased by each such holder and the warrants received in connection with the purchase of the December 2010 Convertible Notes.

Purchaser	Aggregate Principal Amount of Notes	Number of Warrant Shares
HBM BioVentures	$1,875,000	41,841
Entities affiliated with MPM Capital	$1,875,000	41,840
Entities affiliated with OrbiMed Advisors	$1,875,000	41,840
Entities affiliated with Sanderling Ventures	$1,875,000	41,840

Stockholder Guarantee under Hercules Credit Facility

        On November 24, 2010, we entered into a $26.3 million credit facility with Hercules Technology Growth Capital, Inc. and Hercules Technology III, L.P., as lenders, or the Hercules Credit Facility. We borrowed under the Hercules Credit Facility an aggregate principal amount of $26.3 million.

        The Hercules Credit Facility is guaranteed by MPM Capital, Sanderling Ventures and OrbiMed Advisors, and entities affiliated with them, which are holders of more than 5% of our voting securities, on a several and not joint basis, which guarantee is limited to each such stockholder's pro rata portion of the outstanding principal and accrued and unpaid interest under the Hercules Credit Facility, but in no event to exceed $11.3 million in the aggregate. The obligations of these stockholders under the guarantee is not triggered until the earlier to occur of (i) 30 days after written notice from the agent that our obligations under the Hercules Credit Facility have been accelerated, and (ii) the occurrence of a bankruptcy or insolvency event with respect to the borrower under the Hercules Credit Facility, us or any of the guarantors. The guarantee by these stockholders of the Hercules Credit Facility also includes covenants that require each such investor to maintain at all times unfunded commitments from its fund investors in an amount equal to at least one and one-half times the maximum amount that the investor may be obligated for under the stockholder guarantee, and also includes certain control requirements with respect to such stockholders. The guarantee by these stockholders of the Hercules Credit Facility replaced the guarantee under the GECC Credit Facility which was terminated in November 2010. In December 2011, the guarantee by these stockholders was terminated in accordance with the term of the Hercules Credit Facility.

Investors' Rights Agreement

        In March 2007, we entered into an investors' rights agreement with purchasers of our Series A convertible preferred stock. This agreement provides these purchasers with certain rights relating to the registration of their shares of common stock that were issued upon conversion of their Series A convertible preferred stock The registration rights terminate in February 2016, five years following the completion of our initial public offering, or for any particular holder with registration rights, at such time when all securities held by that stockholder may be sold pursuant to Rule 144 under the Securities Act.

Employment Agreements

        We entered into employment agreements with the following executive officers and key employees: David Stack, our chief executive officer, James Scibetta, our chief financial officer, Taunia Markvicka, our Vice President, Commercial, Lauren Riker, our Executive Director, Accounting & Reporting and John Pratt, General Manager of our San Diego Facility. For further information, see "Employment Agreements, Severance and Change in Control Arrangements" above.

 Services Agreements

        We entered into a services agreement with Gary Patou, our chief medical officer, and MPM AM. For further information, see "Services Agreement with MPM and Gary Patou" above.

        In addition to the amounts paid to Gary Patou, MPM AM provides clinical management and subscription services to us. During the period from January 1, 2010 to December 31, 2011, we paid an aggregate of $1.2 million to MPM AM for these services.

        In February 2008, we entered into a services agreement with Stack Pharmaceuticals, Inc., or SPI, an entity controlled by David Stack, our chief executive officer. Pursuant to the agreement, SPI provided us with the use of SPI's office facilities which included the use of office space for our employees, office furnishings, phone system, internet connections, printers and other related office amenities such as conference rooms. The office facilities are located at 5 Sylvan Way, Parsippany, New Jersey. Pursuant to the agreement, we paid SPI amounts ranging from $10,500 to $18,250 per month during the term of the services agreement. The term of the agreement was one year and was renewable upon consent of both parties and the agreement may be cancelled with 60 days written notice by either party. In February 2009, we renewed the agreement on a month-to-month basis, and we terminated this agreement in November 2011.

        In August 2010, we entered into a new services agreement with SPI that replaced the agreement that we entered into in February 2008. Pursuant to the new agreement, SPI provides us with the use of SPI's office facilities which includes the use of office space for our employees, office furnishings, phone system, internet connections, printers and other related office amenities such as conference rooms. In addition, SPI provides consulting services and commercial leadership related to EXPAREL regarding the development of strategic plans and analyses for the commercialization of EXPAREL, support in the development of documents, data and materials for investor and commercial partner presentations and documents, and commercial leadership in support of our website. SPI provided these services from time to time as we requested from August 2010 through the termination of the Agreement in November 2011.

        In addition, during 2008, 2009, 2010 and 2011, upon our request, SPI performed various projects, all of which have been completed by SPI. These projects included a business analysis and commercial recommendation for our DepoDur product, a market research project related to the development of a DepoMethotrexate product, market research and forecasting in support of clinical development of EXPAREL for the potential additional indications of nerve block and epidural administration and reimbursement for access to Datamonitor reports for commercial analysis and partnering discussions regarding EXPAREL.

        During the period from January 1, 2010, through December 31, 2011, we have paid SPI an aggregate of $0.5 million for the above services provided by SPI.

        In April 2010, we signed a statement of work for a feasibility study with Rhythm Pharmaceuticals, Inc. We earned contract revenue of approximately $290,000 from this statement of work during the period from April 2010 through September 30, 2011. MPM Capital and its affiliates are holders of more than 5% of our capital stock. We have been informed that MPM Capital and its affiliates are holders of more than 10% of the capital stock of Rhythm Pharmaceuticals, Inc. and a managing director of MPM Capital is a member of the board of directors of Rhythm Pharmaceuticals, Inc.

Amended and Restated Consulting Agreement with Gary Pace

        In June of 2011 we entered into a consulting agreement with Gary Pace, whereby Dr. Pace provided consulting services to us in the area of manufacturing and pursuant to which Dr. Pace received $30,000. In April of 2012 we entered into an amended and restated consulting agreement with

Dr. Pace, whereby Dr. Pace will provide additional consulting services to us in the area of manufacturing and will have the title of Technical Advisor to the CEO and board of directors. Dr. Pace will be compensated at the rate of $10,000 per month and received an option to purchase 20,000 shares of our stock pursuant to this consulting arrangement.

Indemnification of Officers and Directors

        Our amended and restated certificate of incorporation and amended and restated bylaws, provide that we indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Policies and Procedures for Related Person Transactions

        Our board of directors has adopted a written related person transaction policy which sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds the lesser of (1) $120,000 or (2) one percent of the average of our total assets at year end for the last two completed fiscal year, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person.

        Any related person transaction proposed to be entered into by us is required to be reported to our chief financial officer and will be reviewed and approved by the audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction, whenever practicable. If our chief financial officer determines that advance approval of a related person transaction is not practicable under the circumstances, the audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee, or at the next meeting following the date that the related person transaction comes to the attention of our chief financial officer. Our chief financial officer, however, may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

        In addition, any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

        Transactions involving compensation of executive officers will be reviewed and approved by the compensation committee in the manner specified in the charter of the compensation committee.

        A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in our related person transaction policy after full disclosure of the related person's interests in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of business;

  •
  whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to stockholders in light of the circumstances of the particular transaction.

        The audit committee reviews all relevant information available to it about the related person transaction. The audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The audit committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information, to the extent known by us or ascertainable from public filings, regarding the beneficial ownership of our common stock as of February 29, 2012 (except where otherwise noted), by:

  •
  each of our directors;

  •
  each of our named executive officers;

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options and warrants that are immediately exercisable or exercisable within 60 days after February 29, 2012. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

        Percentage ownership calculations for beneficial ownership are based on 25,357,189 shares outstanding as of February 29, 2012. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Pacira Pharmaceuticals, Inc., 5 Sylvan Way, Suite 100, Parsippany, New Jersey 07054.

        In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of February 29, 2011 to be outstanding. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders
HBM BioVentures (Cayman) Ltd.(1)	3,513,026	13.8%
MPM Capital and its affiliates(2)	3,369,511	13.2%
OrbiMed Advisors and its affiliates(3)	2,525,032	9.9%
Sanderling Ventures and its affiliates(4)	3,000,952	11.8%
T. Rowe Price Associates, Inc.(5)	3,098,450	12.2%
Officers and Directors
David Stack(6)	341,222	1.2%
James Scibetta(7)	118,154	*
Gary Patou(8)	90,387	*
Laura Brege(9)	6,250	*
Luke Evnin(10)	3,385,610	12.0%
Paul Hastings(11)	6,250	*
John Longenecker(12)	15,770	*
Fred Middleton(13)	3,027,051	10.7%
Gary Pace(14)	22,688	*
Andreas Wicki(15)	3,513,026	12.5%
All current executive officers and directors as a group	10,567,642	36.5%

(1)
The address for HBM BioVentures (Cayman) Ltd. is Centennial Towers, Suite 305, 2454 West Bay Road, Grand Cayman, Cayman Islands, B.V.I. Consists of (i) 3,433,933 shares of common stock held by HBM BioVentures (Cayman) Ltd., and (ii) 79,033 shares of common stock issuable upon exercise of warrants held by HBM BioVentures (Cayman) Ltd. The board of directors of HBM BioVentures (Cayman) Ltd. has sole voting and investment power with respect to the shares held by such entity and acts by majority vote. The board of directors of HBM BioVentures (Cayman) Ltd. is comprised of John Arnold, Richard Coles, Sophia Harris, Dr. Andreas Wicki and John Urquhart, none of whom has individual voting or investment power with respect to such shares.

(2)
The address for funds managed by MPM Capital is 200 Clarendon St., 54th Floor, Boston, MA 02116. Consists of (i) 3,083,973 shares of common stock held by MPM BioVentures IV-QP, L.P., (ii) 118,812 shares of common stock held by MPM BioVentures IV GmbH & Co. Beteiligungs KG, (iii) 87,694 shares of common stock held by MPM Asset Management Investors BV4 LLC, (iv) 74,073 shares of common stock issuable upon exercise of warrants held by MPM BioVentures IV-QP, L.P., (v) 2,853 shares of common stock issuable upon exercise of warrants held by MPM BioVentures IV GmbH & Co. Beteiligungs KG, and (vi) 2,106 shares of common stock issuable upon exercise of warrants held by MPM Asset Management Investors BV4 LLC. Dr. Patou is a Managing Director of MPM Asset Management LLC. MPM Asset Management LLC is the Management Company of MPM BioVentures IV LLC. MPM BioVentures IV LLC is the Managing Member of MPM BioVentures IV GP LLC, which is the General Partner of MPM BioVentures IV-QP, LP. and the Managing Limited Partner of MPM BioVentures IV GmbH & Co. Beteiligungs KG. MPM BioVentures IV LLC is the Manager of MPM Asset Management Investors BV4 LLC. Dr. Evnin is a Member of MPM BioVentures IV LLC. Dr. Evnin has a shared power to vote, acquire, hold and dispose of all shares and warrants. Dr. Evnin disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein.

(3)
The number of shares of common stock held is as of March 12, 2012 and is based solely upon Amendment No. 2 to the Schedule 13D filed March 19, 2012, by Orbimed Advisors LLC and its affiliates ("OrbiMed"). The number of warrants held is as of March 12, 2012 and is based upon the Company's records. Consists of (i) 2,423,000 shares of common stock held by OrbiMed Private Investments III, LP, (ii) 23,000 shares of common stock held by OrbiMed Associates III, LP, (iii) 78,287 shares of common stock issuable upon exercise of warrants held by OrbiMed Private Investments III, LP, and (iv) 745 shares of common stock issuable upon exercise of warrants held by OrbiMed Associates III, LP. For purposes of the reporting requirements of the Exchange Act, OrbiMed is deemed to be a beneficial owner of 2,525,032 shares of our common stock.

(4)
The address for funds managed by Sanderling Ventures is 400 South El Camino Real, Suite 1200, San Mateo, California 94402. Consists of (i) 1,382,562 shares of common stock held by Sanderling Venture Partners VI, L.P., (ii) 47,754 shares of common stock held by Sanderling VI Beteiligungs GmbH & Co. KG, (iii) 56,896 shares of common stock held by Sanderling VI Limited Partnership, (iv) 1,336,113 shares of common stock held by Sanderling Venture Partners VI Co-Investment Fund, L.P., (v) 98,596 shares of common stock held by Sanderling Ventures Management VI, (vi) 38,193 shares of common stock issuable upon exercise of warrants held by Sanderling Venture Partners VI, L.P., (vii) 1,337 shares of common stock issuable upon exercise of warrants held by Sanderling VI Beteiligungs GmbH & Co. KG, (viii) 1,593 shares of common stock issuable upon exercise of warrants held by Sanderling VI Limited Partnership, and (ix) 37,908 shares of common stock issuable upon exercise of warrants held by Sanderling Venture Partners VI Co-Investment Fund, L.P. Mr. Middleton is a managing director of Middleton, McNeil, Mills & Associates VI, LLC, which has the ultimate voting and investment power over shares held of record by Sanderling Venture Partners VI, L.P., Sanderling VI Beteiligungs GmbH & Co. KG, Sanderling VI Limited Partnership and Sanderling Venture Partners VI Co-Investment Fund, L.P. and he may be deemed to have voting and investment power over shares held of record by Sanderling Venture Partners VI, L.P., Sanderling VI Beteiligungs GmbH & Co. KG, Sanderling VI Limited Partnership and Sanderling Venture Partners VI Co-Investment Fund, L.P. Mr. Middleton is the owner of Sanderling Ventures Management VI and he may be deemed to have voting and investment power over shares held of record by Sanderling Ventures Management VI. Mr. Middleton disclaims beneficial ownership over the shares held by Sanderling Ventures and its affiliates, except to the extent of his pecuniary interest therein.

(5)
The number of shares is as of December 31, 2011 and based solely upon Amendment No. 1 to the Schedule 13G filed February 14, 2012, by T. Rowe Price Associates, Inc. ("Price Associates"). These securities are owned by various individual and institutional investors with which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of 3,098,450 shares of our common stock.

(6)
Consists of (i) 2,000 shares of common stock held by Mr. Stack, (ii) 18,596 shares of common stock held by Stack Schroon Mohawk FLP and (iii) 320,626 shares of common stock issuable upon exercise of stock options within 60 days of February 29, 2012. Mr. Stack is the general partner of Stack Schroon Mohawk FLP.

(7)
Consists of (i) 5,000 shares of common stock and (ii) 113,154 shares of common stock issuable upon exercise of stock options within 60 days of February 29, 2012.

(8)
Consists of 90,387 shares of common stock issuable upon exercise of stock options within 60 days of February 29, 2012.

(9)
Consists of 6,250 shares of common stock issuable upon exercise of stock options within 60 days of February 29, 2012.

(10)
Consists of (i) 3,083,973 shares of common stock held by MPM BioVentures IV-QP, L.P., (ii) 118,812 shares of common stock held by MPM BioVentures IV GmbH & Co. Beteiligungs KG, (iii) 87,694 shares of common stock held by MPM Asset Management Investors BV4 LLC, (iv) 74,073 shares of common stock issuable upon exercise of warrants held by MPM BioVentures IV-QP, L.P., (v) 2,853 shares of common stock issuable upon exercise of warrants held by MPM BioVentures IV GmbH & Co. Beteiligungs KG, (vi) 2,106 shares of common stock issuable upon exercise of warrants held by MPM Asset Management Investors BV4 LLC and (vii) 16,099 shares of common stock issuable upon exercise of stock options held by Dr. Evnin that are exercisable within 60 days of February 29, 2012. Dr. Evnin is a Member of MPM BioVentures IV LLC. MPM BioVentures IV LLC is the Managing Member of MPM BioVentures IV GP LLC, which is the General Partner of MPM BioVentures IV-QP, LP and the Managing Limited Partner of MPM BioVentures IV GmbH & Co. Beteiligungs KG. MPM BioVentures IV LLC is the Manager of MPM Asset Management Investors BV4 LLC. Dr. Evnin has a shared power to vote, acquire, hold and dispose of all shares and warrants. Dr. Evnin disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein.

(11)
Consists of 6,250 shares of common stock issuable upon exercise of stock options within 60 days of February 29, 2012.

(12)
Consists of 15,770 shares of common stock issuable upon exercise of stock options within 60 days of February 29, 2012.

(13)
Consists of (i) 1,382,562 shares of common stock held by Sanderling Venture Partners VI, L.P., (ii) 47,754 shares of common stock held by Sanderling VI Beteiligungs GmbH & Co. KG, (iii) 56,896 shares of common stock held by Sanderling VI Limited Partnership, (iv) 1,336,113 shares of common stock held by Sanderling Venture Partners VI Co-Investment Fund, L.P., (v) 98,596 shares of common stock held by Sanderling Ventures Management VI, (vi) 38,193 shares of common stock issuable upon exercise of warrants held by Sanderling Venture Partners VI, L.P., (vii) 1,337 shares of common stock issuable upon exercise of warrants held by Sanderling VI Beteiligungs GmbH & Co. KG, (viii) 1,593 shares of common stock issuable upon exercise of warrants held by Sanderling VI Limited Partnership, (ix) 37,908 shares of common stock issuable upon exercise of warrants held by Sanderling Venture Partners VI Co-Investment Fund, L.P. and (x) 16,099 shares of common stock issuable upon exercise of stock options held by Mr. Middleton that are exercisable within 60 days of February 29, 2012. Mr. Middleton is a managing director of Middleton, McNeil, Mills & Associates VI, LLC, which has the ultimate voting and investment power over shares held of record by Sanderling Venture Partners VI, L.P., Sanderling VI Beteiligungs GmbH & Co. KG, Sanderling VI Limited Partnership and Sanderling Venture Partners VI Co-Investment Fund, L.P. and he may be deemed to have voting and investment power over shares held of record by Sanderling Venture Partners VI, L.P., Sanderling VI Beteiligungs GmbH & Co. KG, Sanderling VI Limited Partnership and Sanderling Venture Partners VI Co-Investment Fund, L.P. Mr. Middleton is the owner of

  Sanderling Ventures Management VI and he may be deemed to have voting and investment power over shares held of record by Sanderling Ventures Management VI. Mr. Middleton disclaims beneficial ownership over the shares held by Sanderling Ventures and its affiliates, except to the extent of his pecuniary interest therein.

(14)
Consists of (i) 7,692 shares of common stock and (ii) 14,996 shares of common stock issuable upon exercise of stock options within 60 days of February 29, 2012.

(15)
Consists of (i) 3,433,933 shares of common stock held by HBM BioVentures (Cayman) Ltd., and (ii) 79,033 shares of common stock issuable upon exercise of warrants held by HBM BioVentures (Cayman) Ltd. The board of directors of HBM BioVentures (Cayman) Ltd. has sole voting and investment power with respect to the shares held by such entity and acts by majority vote. The board of directors of HBM BioVentures (Cayman) Ltd. is comprised of John Arnold, Richard Coles, Sophia Harris, Dr. Andreas Wicki and John Urquhart, none of whom has individual voting or investment power with respect to such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under U.S. securities laws, directors, executive officers, and persons holding more than 10 percent of Pacira common stock must report their initial ownership of the common stock and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports and Pacira must identify in this proxy statement those persons who did not file these reports when due.

        Based solely on a review of reports filed with Pacira, all directors, executive officers, and 10 percent owners timely filed all reports regarding transactions in Pacira's securities required to be filed for 2011 by Section 16(a) under the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

        The audit committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Pacira's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Pacira's independent accountants, (3) the performance of Pacira's internal audit function, and (4) other matters as set forth in the charter of the audit committee approved by the Board of Directors.

        Management is responsible for Pacira's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The independent accountants are responsible for performing an independent audit of Pacira's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent accountants the audited consolidated financial statements of Pacira for the fiscal year ended December 31, 2011. The audit committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with audit committees, as amended. In addition, the audit committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the audit committee concerning independence and has discussed with the independent accountants the independent accountants' independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of Pacira be included in Pacira's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PACIRA PHARMACEUTICALS, INC.
Laura Brege, Chairman John Longenecker Paul Hastings

March 21, 2012

HOUSEHOLDING

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders, proxy statement and Notice of Internet Availability of Proxy Materials, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Pacira Pharmaceuticals, Inc., 5 Sylvan Way, Suite 100, Parsippany NJ, 07054 Attention: Secretary, telephone: (973) 254-3560. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

        A stockholder who would like to have a proposal considered for inclusion in our 2013 proxy statement must submit the proposal so that it is received by us no later than December 31, 2012 SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Pacira Pharmaceuticals, Inc., 5 Sylvan Way, Suite 100, Parsippany NJ, 07054 Attention: Secretary.

        For stockholder proposals submitted outside of the SEC proposal rules, our Bylaws require that advance written notice in proper form of stockholder proposals for matters to be brought before an annual stockholders meeting be received by the Secretary of Pacira not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding annual stockholders meeting. Accordingly, notice of stockholder proposals for the 2013 Annual Meeting of Stockholders must be received by Pacira between February 5, 2013, and March 7, 2013.

OTHER MATTERS

        Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors
/s/ JAMES SCIBETTA James Scibetta Chief Financial Officer and Secretary

April 24, 2012

Appendix A

PACIRA PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN

1.     Purpose

        The purpose of this Amended and Restated 2011 Stock Incentive Plan (the "Plan") of Pacira Pharmaceuticals, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the "Code") at the time of grant and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.     Eligibility

        All of the Company's employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a "Participant." "Award" means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3.     Administration and Delegation

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or officers.

        (c)    Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any "executive officer" of the

Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

4.     Stock Available for Awards

        (a)    Number of Shares; Share Counting.

          (1)    Authorized Number of Shares.    Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, $0.001 par value per share, of the Company (the "Common Stock") as is equal to the sum of:

            (A)  3,092,347 shares of Common Stock; plus

            (B)  such number of shares of Common Stock (up to 2,112,190 shares) as is equal to the number of shares of Common Stock subject to awards granted under the Company's Second Amended and Restated 2007 Stock Option—Stock Issuance Plan (the "Existing Plan") which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code).

  Shares issued under the Plan (i) shall in no event exceed an aggregate of 5,204,537 shares of Common Stock as set forth in Section 4(a)(1)(A) and Section 4(a)(1)(B) above and (ii) may consist in whole or in part of authorized but unissued shares or treasury shares.

          (2)    Share Counting.    For purposes of counting the number of shares available for the grant of Awards under the Plan:

            (A)  all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a "Tandem SAR"), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other's exercise will not restore shares to the Plan;

            (B)  if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section 4(a)(2) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and

            (C)  shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards.

        (b)    Section 162(m) Per-Participant Limit.    Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 650,860 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder ("Section 162(m)").

        (c)    Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.     Stock Options

        (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of Pacira Pharmaceuticals, Inc., any of Pacira Pharmaceuticals, Inc.'s parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code at the time of grant, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a "Nonstatutory Stock Option." The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

        (c)    Exercise Price.    The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board ("Fair Market Value") on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

        (e)    Exercise of Options.    Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the

Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)   in cash or by check, payable to the order of the Company;

          (2)   except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3)   to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

          (4)   to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of "net exercise" to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

          (5)   to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

          (6)   by any combination of the above permitted forms of payment.

        (g)    Repricing.    Unless such action is approved by the Company's stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value or (4) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of the NASDAQ Stock Market ("NASDAQ").

6.     Stock Appreciation Rights

        (a)    General.    The Board may grant Awards consisting of stock appreciation rights ("SARs") entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

        (b)    Measurement Price.    The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

        (c)    Duration of SARs.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

        (d)    Exercise of SARs.    SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

        (e)    Repricing.    Unless such action is approved by the Company's stockholders, the Board may not (except as permitted under Section 9) (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current exercise price per share of the cancelled stock appreciation right, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value or (4) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of the NASDAQ Stock Market.

7.     Restricted Stock; Restricted Stock Units

        (a)    General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock ("Restricted Stock"), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests ("Restricted Stock Units") (Restricted Stock and Restricted Stock Units are each referred to herein as a "Restricted Stock Award").

        (b)    Terms and Conditions for All Restricted Stock Awards.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

        (c)    Additional Provisions Relating to Restricted Stock.

          (1)    Dividends.    Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock ("Accrued Dividends") shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

          (2)    Stock Certificates.    The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. "Designated Beneficiary" means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death or (ii) in the absence of an effective designation by a Participant, the Participant's estate.

        (d)    Additional Provisions Relating to Restricted Stock Units.

          (1)    Settlement.    Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

          (2)    Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units.

          (3)    Dividend Equivalents.    The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock ("Dividend Equivalents"). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8.     Other Stock-Based Awards

        (a)    General.    Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("Other Stock-Based-Awards"). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

        (b)    Terms and Conditions.    Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9.     Adjustments for Changes in Common Stock and Certain Other Events

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based

Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (b)    Reorganization Events.

          (1)    Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

          (2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock.

            (A)  In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant's unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

            (B)  Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a "change in control event", then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a "change in control event" as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and/or such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a "change in control event" as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

            (C)  For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

          (3)    Consequences of a Reorganization Event on Restricted Stock.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company's successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10.   General Provisions Applicable to Awards

        (a)    Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option and Awards that are subject to Section 409A of the Code, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except with respect to Awards that are subject to Section 409A of the Code, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

        (b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

        (e)    Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

        (f)    Amendment of Award.    Except as set forth in Sections 5(g) and 6(e) with respect to repricings, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant's consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant's rights under the Plan or (ii) the change is permitted under Section 9.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

11.   Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date the Plan is approved by the Company's stockholders (the "Effective Date"). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company's stockholders approve such amendment in the manner required by Section 162(m); and (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until the Company's stockholders approve such amendment. In addition, if at any time the approval of the Company's stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

        (e)    Authorization of Sub-Plans (including for Grants to non-U.S. Employees).    The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board's discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

        (f)    Compliance with Section 409A of the Code.    Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Section 409A of the Code) (the "New Payment Date"), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

        The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

        (g)    Limitations on Liability.    Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning the Plan unless arising out of such person's own fraud or bad faith.

        (h)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01GYSC 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS NO. 2 AND NO. 3. 2. Approval of the Amended and Restated 2011 Stock Incentive Plan. 3. Ratification of the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Laura Brege 02 - Luke Evnin 1. Election of Class I Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 01 02 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain For Against Abstain 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 1 3 8 4 0 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on June 4, 2012. Vote by Internet • Go to www.investorvote.com/PCRX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. 2012 Annual Meeting of Stockholders Notice of Internet Availability of Proxy Material: The Notice of Meeting, proxy statement, proxy card, and 2011 Annual Report to Stockholders for the year ended December 31, 2011 are available at http://www.edocumentview.com/PCRX. Unless you intend to vote your shares by internet or telephone, please sign, date, and mail your proxy card in the envelope provided as soon as possible. Please refer to the reverse side for internet and telephone voting instructions. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS NO. 2 AND NO. 3. (Items to be voted appear on reverse side.) Proxy – Pacira Pharmaceuticals, Inc. PACIRA PHARMACEUTICALS, INC. 2012 ANNUAL MEETING OF STOCKHOLDERS To be held on June 5, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned, revoking all prior proxies, hereby appoints David Stack and James Scibetta, each of them, with full power of substitution, as proxies to represent and vote as designated hereon all shares of stock of Pacira Pharmaceuticals, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2012 Annual Meeting of Stockholders of the Company to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, New York, NY 10022, at 2:00 p.m., Eastern Daylight Time, or any adjournment thereof, with respect to the matters set forth on the reverse side hereof. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.